     As filed with the Securities and Exchange Commission on April 29, 1994

                                                 Registration No. 33-___________

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   -----------

                             FIRST BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               41-0255900
      (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)              Identification No.)

                                First Bank Place
                             601 Second Avenue South
                        Minneapolis, Minnesota 55402-4302
                                 (612) 973-1111
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

           Michael J. O'Rourke                          Copy to:
         First Bank System, Inc.                      Lee R. Mitau
            First Bank Place                        Dorsey & Whitney
         601 Second Avenue South                 220 South Sixth Street
    Minneapolis, Minnesota 55402-4302         Minneapolis, Minnesota 55402
             (612) 973-1111                          (612) 340-2780
           (Name, address, including zip code,  and telephone number, including area code, of agent for service)
                      ------------------------------------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                      ------------------------------------

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                      ------------------------------------

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
                                    Proposed       Proposed
   Title of Each       Amount        Maximum        Maximum       Amount of
Class of Securities     to be    Offering Price    Aggregate    Registration
 to be Registered    Registered     Per Share   Offering Price       Fee
- -------------------------------------------------------------------------------

   Common Stock
 ($1.25 par value)     571,070       $13.77       $7,863,634       $2,712

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      ------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, dated April 29, 1994

PROSPECTUS


                             FIRST BANK SYSTEM, INC.
                                   ----------

                                 571,070 Shares
                                       of
                                  Common Stock
                                ($1.25 par value)
                                   ----------


     This Prospectus relates to an aggregate of 571,070 shares (the "Shares") of Common Stock, par value $1.25 per share (the "Common Stock"), of First Bank System, Inc., a Delaware corporation (the "Company"), reserved for issuance upon exercise of warrants (the "Warrants") that were assumed by the Company in connection with the Merger Agreement and Plan of Reorganization by and among Boulevard Bancorp, Inc., the Company and BBI Acquisition Corp. dated September 29, 1993 (the "Merger Agreement"). The Warrants entitle the holders thereof to purchase the Shares at an exercise price of $13.77 per share until the expiration of the Warrants at 5:00 p.m. Central Time on October 31, 1994. Assuming all of the Warrants are exercised, the Company will receive proceeds in the amount of $7,863,634 before deducting expenses payable by the Company estimated at $14,000.

     The Common Stock is traded on the New York Stock Exchange. On April 26, 1994, the closing price of the Common Stock on the New York Stock Exchange was $34.75 per share.

                          ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
          SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

                The date of this Prospectus is __________, 1994.

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock of the Company is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus:

          (a)  the  Annual  Report  on Form  10-K  for  the  year ended
     December 31, 1993;

          (b) The Company's (i) Current Report on Form 8-K filed January 18, 1994, (ii) Current Report on Form 8-K filed March 22, 1994 and (iii) Current Report on Form 8-K filed April 20, 1994; and

          (c) The description of the Company's Common Stock contained in Item 1 of the Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein; and the description of the rights to purchase preferred stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated December 21, 1988, as amended by that Form 8 Amendment dated June 11, 1990 and as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Ann E. Underbrink, First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone number (612) 973-1111.


                             FIRST BANK SYSTEM, INC.

     The Company is a regional bank holding company headquartered in Minneapolis, Minnesota. The Company is comprised of 10 banks, five trust companies and several nonbank subsidiaries with more than 200 offices primarily in Minnesota, Colorado, Montana, North Dakota, South Dakota, Wisconsin and Illinois. Through its subsidiaries, the Company provides commercial and agricultural finance, consumer banking, trust, capital markets, cash management, investment management, data processing, leasing, mortgage banking and brokerage services. At March 31, 1994, the Company and its consolidated subsidiaries had consolidated assets of $26.5 billion, consolidated deposits of $20.8 billion and shareholders' equity of $2.3 billion.

     The subsidiary banks of the Company engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $14.6 billion at March 31, 1994.

     The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company's income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of the Company, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Company and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Company by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities.

     The Company was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning the Company, see the Company documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."


                             ASSUMPTION OF WARRANTS

     On March 25, 1994, the Company acquired Boulevard Bancorp, Inc. ("Boulevard") pursuant to the terms of the Merger Agreement. The Warrants were originally issued in 1984 by Boulevard as warrants to purchase Boulevard Common Stock in connection with Boulevard's acquisition of First National Bank of Des Plaines. Pursuant to the terms of the Warrants, upon the acquisition of Boulevard by the Company, the Warrants were deemed modified so as to provide for the purchase of shares of Common Stock of the Company. This prospectus is being distributed to holders of the Warrants and relates to the Shares issuable upon exercise of the Warrants.

                                 USE OF PROCEEDS

     Assuming all of the Warrants are exercised, the Company will receive proceeds of $7,863,634, before deducting expenses payable by the Company estimated at $14,000. The net proceeds to the Company from the sale of any shares of Common Stock sold upon exercise of the Warrants will be used for working capital and other general corporate purposes.


                           DESCRIPTION OF WARRANTS AND
                              PLAN OF DISTRIBUTION

GENERAL

     The Shares offered hereby are being offered by the Company to holders of Warrants. See "Assumption of Warrants." Such Shares will be offered directly by the Company rather than through the selling efforts of an underwriter or placement agent. The Warrants entitle the holders thereof to purchase Shares at an exercise price of $13.77 per share, subject to adjustment under certain circumstances, for cash or the surrender, under certain circumstances, of Boulevard 8% Subordinated Debentures Due October 31, 1994 (the "Debentures"). The Warrants terminate at 5:00 p.m. Central Time on October 31, 1994. The Warrants can be exercised by surrendering the Warrant and related exercise form to the Company accompanied by payment of the exercise price for each Share as to which the Warrant is being exercised. A certificate or certificates representing such shares will be issued by the Company following the time of exercise. The date of exercise of any Warrant will be the date the Warrant and related exercise form is duly presented to the Company accompanied by payment of the exercise price. The Company has reserved a sufficient number of Shares for issuance upon exercise of the Warrants.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Under presently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, which changes may be retroactive, the federal income tax consequences described below may arise in connection with an exercise of Warrants. Due to the complexity of the Code, the following statements are merely statements of general tax principles and likely tax consequences to the extent presently determinable, and such statements may not be authoritative in individual cases or where special rules may apply. An investor should consult his or her own tax advisor concerning this offering. Investors should also consult their own tax advisors as to the tax treatment arising from the application of foreign, state, and local tax laws and regulations.

SALE OF WARRANTS

     Upon a sale of Warrants, a holder thereof will recognize long-term or short-term capital gain or loss, depending upon whether the holding period therefor is more or less than six months, assuming such a holder is not a dealer in Warrants and the Common Stock of the Company is, or would be when acquired, a capital asset in the hands of the holder. The amount of gain or loss will be the difference between the amount realized and the tax basis, as adjusted, of the Warrants sold. The redemption of a Warrant may also be considered a sale or exchange so that any gain or loss recognized as a result thereof may also be a capital gain or loss. Any loss realized by a holder of a Warrant due to the failure to exercise prior to the expiration date will be treated as a capital loss.

     Please note that as a result of the conversion of the Warrants from warrants to acquire Common Stock of Boulevard into warrants to acquire Common Stock of the Company, Warrantholders may be deemed to have recognized gain or loss equal to the difference, if any, between the Warrantholder's tax basis in such Warrants and the fair market value thereof immediately after the change in the terms of the Warrants. Warrantholders are urged to consult with their own tax advisors with respect to this matter. If such conversion is taxable as a deemed exchange, then a Warrantholder's tax basis therein will be equal to such fair market value.

EXERCISE OF WARRANTS

     Generally, a holder of Warrants will not recognize any gain or loss on the purchase of Shares for cash upon exercise of the Warrants. The tax basis of the shares received will be equal to the tax basis, as adjusted, in the Warrants so exercised, plus the cash exercise price. The holding period of the Shares received upon exercise of a Warrant for cash will not include the period during which the Warrant was held; it shall commence only upon the exercise date of the Warrant.

     A holder of a Debenture may, under certain circumstances, surrender the Debenture to the Company and apply the principal amount to the exercise of a Warrant. Provided the Debenture is a capital asset in the hands of a holder, the surrender should be treated as a retirement of the Debenture by the Company. Accordingly, a holder would recognize capital gain or loss equal to the difference between the amount realized upon such retirement and the holder's tax basis in the Debenture. The amount realized is expected to be equal to the principal amount of the Debenture. Because there is no authority directly on point, alternative analyses are possible, including that (i) the amount realized upon such retirement must be determined by reference to the fair market value of the Debenture at that time, (ii) gain must be recognized in an amount equal to the difference between the fair market value of the Shares received and the sum of the tax basis of the Debenture surrendered and the tax basis of the Warrant exercised, or (iii) no gain or loss is recognized upon a non-taxable conversion of Debentures and Warrants into Shares. The tax basis of the Shares acquired upon an exercise of a Warrant in this fashion will equal the sum of the amount considered realized plus the tax basis as adjusted in the Warrant so exercised.

     Section 305 of the Code and the applicable Treasury Regulations provide that in certain circumstances a change in the exercise price for the Warrants will be treated as a deemed distribution of an increased interest in the assets or earnings and profits of the Company which, in turn, will produce ordinary dividend income for a holder of Warrants. The amount of such deemed dividend will be equal to the fair market value of any additional shares of Company Common Stock (and cash in lieu of fractional shares) received as a result of the change in the exercise price of the Warrants. In certain other circumstances,
Section 305 of the Code and the applicable Treasury Regulations provide that the absence of appropriate adjustments in the conversion price for the Warrants will produce dividend income for the holders of the Company Common Stock.

OTHER TAX CONSEQUENCES

     No advice has been received as to local, income, franchise, personal property or other taxation in any state or locality or as to the tax effect of ownership of Warrants in any state or locality. Warrantholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of Warrants.

     THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A WARRANTHOLDER'S PARTICULAR TAX SITUATION. WARRANTHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                     EXPERTS

     The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney, 220 South Sixth Street, Minneapolis, Minnesota 55402. The Dorsey & Whitney firm and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of the Company.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      SEC Registration Fee. . . . . . . . . . .   $  2,712
      Accounting Fees and Expenses. . . . . . .      4,500
      Legal Fees and Expenses . . . . . . . . .      5,000
      Miscellaneous . . . . . . . . . . . . . .      1,788
                                                    ------
            Total . . . . . . . . . . . . . . .    $14,000
                                                    ------
                                                    ------

     All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with actions, suits or proceedings.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the directors derived an improper personal benefit.

     The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent permitted by the Delaware General Corporation Law, as amended from time to time. Expenses incurred by officers and directors in defending actions, suits, or proceedings may be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

     The Company maintains a standard policy of officers' and directors' insurance.

ITEM 16.  LIST OF EXHIBITS

     4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated January 7, 1991, File No. 33-38268).

     4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3A to the Company's Annual Report on Form 10-K for the year ended December 31, 1989, File No. 1-6880).

     4.3 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.4 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock. (Incorporated by reference to Exhibit
            4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

     4.5 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-6880).

     4.6 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York) (incorporated by reference to
            Exhibit 1 to the Company's Current Report on Form 8-K filed January 5, 1989, File No. 1-6880).

     4.7 Amendment No. 1, dated as of May 30, 1990, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated June 5, 1990, File No. 1-6880).

     4.8 Amendment No. 2, dated as of February 17, 1993, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K filed March 1, 1993, File No. 1-6880).

     4.9 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.10 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.11 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.12 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.13 Form of Periodic Stock Purchase Right. (Incorporated by reference to Exibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.14   Form of Risk Event Warrant. (Incorporated by reference to Exhibit
            4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.15 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to
            Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.16 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     5      Opinion of Dorsey & Whitney regarding legality.

     23.1   Consent of Ernst & Young.

     23.2 Consent of Dorsey & Whitney (included in Exhibit 5 to this Registration Statement).

     24     Powers of Attorney.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration



                                      III-3
statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 28, 1994.


                                        FIRST BANK SYSTEM, INC.


                                        By /s/ John F. Grundhofer
                                           --------------------------
                                           John F. Grundhofer
                                           Chairman of the Board, President and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

      Name                               Title
      ----                               -----

/s/ John F. Grundhofer        Chairman of the Board, President
- -------------------------     Chief Executive Officer and Director
John F. Grundhofer            (principal executive officer)

/s/ Richard A. Zona           Vice Chairman and Chief
- -------------------------     Financial Officer (principal
Richard A. Zona               financial officer)

/s/ Susan E. Lester           Executive Vice President and Controller
- -------------------------     (principal accounting officer)
Susan E. Lester

       *
- -------------------------
Coleman Bloomfield            Director

       *
- -------------------------
Roger L. Hale                 Director

       *
- -------------------------
Delbert W. Johnson            Director

       *
- -------------------------
John H. Kareken               Director

       *
- -------------------------
Richard L. Knowlton           Director

       *
- -------------------------
Kenneth A. Macke              Director

       *
- -------------------------
Thomas F. Madison             Director

       *
- -------------------------
Marilyn C. Nelson             Director

      Name                               Title
      ----                               -----

       *
- -------------------------
Will F. Nicholson, Jr.        Director

       *
- -------------------------
Nicholas R. Petry             Director

       *
- -------------------------
Edward J. Phillips            Director

       *
- -------------------------
James J. Renier               Director

       *
- -------------------------
S. Walter Richey              Director

       *
- -------------------------
Richard L. Robinson           Director

       *
- -------------------------
Richard L. Schall             Director

       *
- -------------------------
Lyle E. Schroeder             Director

/s/ Susan E. Lester                                       Dated:  April 28, 1994
- -------------------------
Susan E. Lester
*Attorney-in-fact